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REIF                           17/4 Yitzchak Rabin Street,
&   LAW OFFICES                P.O.B. 10371, Bet Shemesh 99585, Israel
REIF                           Tel.:  =972-2-999-7992    Fax: -972-2-999-7993

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                                                                    5 March 2004


Hotel Outsource Management International Inc.


RE:  ISSUE OF STOCK


Dear Sirs,


This will confirm that, in accordance with my agreement with you, in addition to the payment of fees in respect of the professional services which I have supplied to you, on an hourly basis, I am entitled to receive 20,000 shares of common stock in your company, to be issued as soon as possible, prior to public trading, and I have no other entitlement to receive shares in your company at this time.

Your Sincerely,

/s/ Aryeh Reif
Aryeh Reif, Adv.

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Accepted and agreed:               /s/ Jacob Ronnel
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                                   Hotel Outsource Management International Inc.